DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

Registration No. 811-03363
FORM N-SAR
Semiannual Period Ended June 30, 2017

SUB-ITEM 77I.  Terms of new or amended Securities

Delaware Group Limited-Term Government Funds (the ?Registrant?) added an R6 share class to the Delaware Limited-Term Diversified Income Fund. This information is herein incorporated by reference to the Registrant?s prospectus and statement of additional information dated May 1, 2017, as filed with the Securities and Exchange Commission on April 27, 2017 (SEC Accession No. 0001145443-17-000539).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q.1(d) Amended and Restated Distribution Agreement (February 25, 2016) by and between Delaware Group Limited-Term Government Funds and Delaware Distributors, L.P., attached as Exhibit.
WS: MFG_Philadelphia: 912559: v1

WS: MFG_Philadelphia: 867889: v1